Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Six Months Ended June 30, 2026 and Provides Update on Recent Business Progress
ROCKVILLE, Maryland and EDMONTON, Alberta – August 6, 2026 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and six months ended June 30, 2026 and provided an update on recent business progress.
Financial Results
•Total Revenue: For the three and six months ended June 30, 2026, total revenue was $83.2 million and $160.9 million, up 19% and 21%, respectively, from $70.0 million and $132.5 million, respectively, in the same periods of 2025.
–Net Product Sales: For the three and six months ended June 30, 2026, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $79.4 million and $153.0 million, up 19% and 21%, respectively, from $66.6 million and $126.5 million, respectively, in the same periods of 2025.
–License, Collaboration and Royalty Revenue: For the three and six months ended June 30, 2026, license, collaboration and royalty revenue was $3.8 million and $8.0 million, up 12% and 36%, respectively, from $3.4 million and $5.9 million, respectively, in the same periods of 2025.
•Net Income: For the three and six months ended June 30, 2026, net income was $37.4 million and $71.8 million, up 74% and 60%, respectively, from $21.5 million and $44.9 million, respectively, in the same periods of 2025.
•Diluted Earnings per Share: For the three and six months ended June 30, 2026, diluted earnings per share was $0.28 and $0.53, up 75% and 66%, respectively, from $0.16 and $0.32 in the same periods of 2025.
•Cash Flows from Operating Activities: For the three and six months ended June 30, 2026, cash flows from operating activities were $52.5 million and $85.1 million, up 19% and 87%, respectively, from $44.2 million and $45.5 million in the same periods of 2025.
Cash Position
As of June 30, 2026, Aurinia had cash, cash equivalents, restricted cash and investments of $443.1 million, compared to $398.0 million at December 31, 2025. For the six months ended June 30, 2026, cash outflows from financing activities were $48.9 million, which included the repurchase of 5.0 million of the Company’s common shares for $74.9 million, partially offset by proceeds from issuance of common shares for equity awards, net of tax withholding payments, of $32.7 million.
2026 Total Revenue and Net Product Sales Guidance
Aurinia reiterates its guidance for 2026 total revenue of $315 million to $325 million, up 11% to 15% compared to 2025, and 2026 net product sales of $305 million to $315 million, up 12% to 16% compared to 2025.
Recent Development Progress
LUPKYNIS
Aurinia has recently initiated PRESERVE, a Phase 4, multicenter study investigating the combination of LUPKYNIS and belimumab, obinutuzumab or anifrolumab in patients with lupus nephritis. Belimumab is a B cell-activating factor (BAFF) inhibitor indicated for the treatment of both systemic lupus erythematosus (SLE) and lupus nephritis. Obinutuzumab is a CD20-directed cytolytic antibody indicated for the treatment of lupus nephritis. Anifrolumab is a type 1 interferon receptor antagonist indicated for the treatment of SLE. PRESERVE will investigate whether the multi-target approach of combining LUPKYNIS with these biologic agents improves outcomes in patients with lupus nephritis. Planned enrollment is approximately 150 patients across approximately 50 sites in the US. The Study’s primary endpoint is the proportion of patients achieving complete renal response (CRR) at 6 months.
Aritinercept
Aritinercept is a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases. Aurinia has now initiated clinical development of aritinercept in four potential indications.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$179,832	$80,213
Short-term investments	263,291	317,784
Accounts receivable, net	41,138	41,454
Inventory	45,151	45,690
Prepaid expenses and deposits	10,531	5,746
Other current assets	1,381	1,080
Total current assets	541,324	491,967
Deferred tax assets, net	178,935	176,194
Finance right-of-use lease assets	65,152	73,865
Intangible assets, net	3,378	3,761
Operating right-of-use lease assets	1,518	3,596
Property and equipment, net	1,862	2,111
Other noncurrent assets	93	93
Total assets	$792,262	$751,587

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,735	$3,313
Accrued expenses	64,112	66,621
Finance lease liabilities, current portion	16,479	16,523
Deferred revenue	10,593	3,720
Operating lease liabilities, current portion	1,705	1,067
Other current liabilities	5,269	2,480
Total current liabilities	99,893	93,724
Finance lease liabilities, less current portion	43,943	52,322
Deferred tax benefits	23,128	—
Deferred revenue, less current portion	7,480	12,648
Operating lease liabilities, less current portion	2,009	4,900
Other noncurrent liabilities	945	6,662
Total liabilities	177,398	170,256
Shareholders' equity
Common shares — no par value, unlimited shares authorized, 132,907 and 132,323 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,117,248	1,120,035
Additional paid-in capital	76,192	111,263
Accumulated other comprehensive loss	(977)	(599)
Accumulated deficit	(577,599)	(649,368)
Total shareholders' equity	614,864	581,331
Total liabilities and shareholders' equity	$792,262	$751,587

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue
Net product sales	$79,412	$66,574	$152,975	$126,545
License, collaboration and royalty revenue	3,808	3,434	7,950	5,928
Total revenue	83,220	70,008	160,925	132,473
Operating expenses
Cost of revenue	6,555	7,115	13,060	15,689
Selling, general and administrative	23,508	26,018	45,537	46,357
Research and development	13,050	7,432	20,520	13,175
Restructuring	—	114	—	1,647
Other (income) expense, net	(6,234)	9,246	(5,955)	13,675
Total operating expenses	36,879	49,925	73,162	90,543
Income from operations	46,341	20,083	87,763	41,930
Interest income	3,393	3,190	6,908	6,759
Interest expense	(948)	(1,117)	(1,960)	(2,184)
Net income before income taxes	48,786	22,156	92,711	46,505
Income tax expense	11,372	643	20,942	1,648
Net income	$37,414	$21,513	$71,769	$44,857

Earnings per share
Basic	$0.29	$0.16	$0.55	$0.33
Diluted	$0.28	$0.16	$0.53	$0.32

Shares used in computing earnings per share
Basic	130,081	134,873	131,221	136,878
Diluted	133,530	137,526	135,518	140,193

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$71,769	$44,857
Adjustments to reconcile net income to cash flows from operating activities:
Deferred income tax	20,387	—
Share-based compensation	1,973	2,031
Amortization and depreciation	9,650	9,720
Foreign exchange (gain) loss on revaluation of Monoplant finance lease liability	(977)	9,265
Net amortization of premiums and discounts on investments	(4,200)	(5,219)
Other, net	(2,082)	4,132
Net changes in operating assets and liabilities:
Accounts receivable, net	316	(3,547)
Inventory	539	(7,275)
Prepaid expenses and other current assets	(5,031)	5,106
Other noncurrent operating assets	—	730
Accounts payable	(3,451)	(1,875)
Accrued expenses and other liabilities	(5,031)	(17,136)
Deferred revenue	1,705	5,147
Operating lease liabilities	(441)	(395)
Cash flows from operating activities	85,126	45,541
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	209,000	255,285
Purchases of investments	(150,805)	(237,411)
Net cash and cash equivalents acquired in acquisition of Kezar	5,212	—
Purchases of property, equipment and intangible assets	(39)	(115)
Cash flows from investing activities	63,368	17,759
Cash flows from financing activities:
Purchase of common shares under Share Repurchase Plan	(74,880)	(89,485)
Payments of principal portion of Monoplant finance lease liability	(7,058)	(6,201)
Proceeds from issuance of common shares for equity awards	59,154	10,590
Proceeds from issuance of common shares under ESPP	363	401
Tax withholding payments related to net settlements of equity awards	(26,454)	(9,036)
Cash flows from financing activities	(48,875)	(93,731)
Net increase (decrease) in cash, cash equivalents and restricted cash	99,619	(30,431)
Cash, cash equivalents and restricted cash, beginning of the period	80,213	83,433
Cash, cash equivalents and restricted cash, end of the period	$179,832	$53,002